UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2020

BERKSHIRE HILLS BANCORP INC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Berkshire Hills Bancorp, Inc. (the “Company”) is furnishing the following supplemental information in response to investor questions it has received following the release of its earnings on May 4, 2020 and its earnings conference call on May 5, 2020.  The earnings release was furnished to the SEC on Form 8-K on May 5, 2020 and the investor presentation made available by the Company for its earnings conference call is available at the Company’s website at ir.berkshirebank.com.  A recording of its conference call is also available at ir.berkshirebank.com.

Selected Loan Categories

The Company’s investor presentation included information about selected commercial loan categories with potentially higher impact from social distancing and economic effects of the COVID-19 pandemic.  Following is additional discussion about those categories as of March 31, 2020.

Hospitality loans - $248 million outstanding.  In excess of 95% of these loans are secured by real estate and are estimated to be approximately half in urban markets and half in suburban markets.  The Company estimates that approximately 70% of the hospitality loans are to entities with “flagged” operations, which represent properties operating under licensing with national brands.  Delinquent and non-current hospitality loans totaled $9 million at March 31, 2020.

Leisure loans - $411 million, including recreation and amusement.   Loans managed by Berkshire’s Firestone Financial, LLC national equipment lending subsidiary constitute $266 million of this total.  Industries served by Firestone include Amusement, Carnivals & Parks, Fitness & Wellness, Franchises, Laundry, Location-Based Entertainment, and Vending.  Firestone operates nationally based out of its Needham, MA headquarters.  The remaining $145 million in leisure loans are mostly in the Company’s footprint and include loans to borrowers in various arts, entertainment, and recreation businesses.  Approximately 80% of these non-Firestone loans are real estate secured, with equipment being the other main form of collateral.  Delinquent and non-current leisure loans totaled $11 million at March 31, 2020.

Restaurant loans - $130 million outstanding.   Approximately 56% of these loans are real estate secured, with equipment as the second major type of collateral.  Quick service restaurants are the largest element of this portfolio.  Loans to Dunkin Donuts franchisees comprise 23% of total restaurant loans.  Delinquent and non-current restaurant loans totaled $4 million at March 31, 2020.

Retail loans - $1.020 billion outstanding.   Retail loan balances include malls/retail hubs ($255 million), community centers/strips ($292 million), and community standalone ($282 million).  These loans are 100% real estate secured.  Additionally, the Company has $192 million in other retail/grocery balances which are collateralized by a mix of real estate, equipment, and other assets.  Delinquent and non-current retail loans totaled $5 million at March 31, 2020.

Healthcare - $361 million outstanding.   Healthcare loans include skilled nursing facilities, assisted living, independent living, and hospitals.  Real estate collateral secures approximately half of the outstanding loans, with equipment and other commercial assets comprising most of the remaining collateral.  Delinquent and non-current healthcare loans totaled $12 million at March 31, 2020.

Construction - $511 million outstanding.   Construction balances related to the above categories included: $79 million in hospitality loans, $19 million in leisure loans, $29 million in retail loans, and $36 million in healthcare loans.  Construction loans are 97% secured by real estate collateral.  On average, construction loans were underwritten to a loan-to-value ratio of approximately 70% on completion.  Commitments related to these construction loans totaled $823 million at March 31, 2020, with outstanding loans representing approximately 62% of the commitment balance.  There were no delinquent and non-current construction loans outstanding at March 31, 2020.

Other Commercial Loan Information

Oil and gas.  Loans to businesses categorized within oil and gas industry codes totaled $129 million at March 31, 2020, with approximately 50% of these balances secured by real estate.  Approximately 60% of outstanding loans consist of loans to gas station/convenience store operations.  The loans are included within the retail segment discussed above.  The remaining loans are primarily to other types of oil and gas retailers, together with suppliers to oil and gas retailers and energy companies.  The Company has no loans outstanding to oil and gas producers.  Delinquent and non-current oil and gas loans totaled $2 million at March 31, 2020.

Leveraged loans.  Commercial loans designated as leveraged loans totaled $197 million at March 31, 2020.  Approximately $135 million of leveraged loans were comprised of loan participations purchased through established relationships in wholesale syndicated loan markets nationally.  Approximately $28 million of these loans are included in the above Selected Loan Categories, including healthcare and retail, as well as energy.  The remaining balance of leveraged loans is comprised primarily of in-market loans originated by the Company or other banks operating in the region through local participation consortiums.  Most of these loans are included in the above Selected Loan Categories including Dunkin Donuts, entertainment, and healthcare.  Delinquent and non-current leveraged loans totaled $1 million at March 31, 2020.

Geographies – The Company’s Firestone Financial equipment lending subsidiary lends nationally.  Its 44 Business Capital SBA lending division is located in Pennsylvania, with loans in the Mid-Atlantic and surrounding regions.  The 44 Business Capital division sells the SBA guaranteed portion of its loans and retains the unguaranteed portion, which had a total balance of $156 million at March 31, 2020 and which is included in the above categories where applicable.  Aside from these operations and the wholesale leveraged loans described above, all of the Company’s commercial loans are within footprint except for $29 million in balances originated outside of footprint, usually due to specific relationship factors.

Modifications – As of May 8, 2020, pandemic related loan modifications conforming to regulatory guidelines had been granted for loans in the above Selected Loan Categories totaling 35%.  The preponderance of modifications have been 90 day deferrals of principal and interest payments.

Item 8.01 Other Events

On March 25, 2020, the Securities and Exchange Commission (the “SEC”) issued an order (Release No. 34-88465) which provides conditional relief for public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (COVID-19) pandemic. The SEC’s order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such registrant, is exempt from any requirement to file or furnish materials with the SEC under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, if certain conditions are satisfied.

The Company has determined that it is prudent and appropriate in accordance with the SEC’s order to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Report”) due to circumstances related to the COVID-19 pandemic. Notwithstanding that the internal review of the Company’s financial results for the quarter ended March 31, 2020 is substantially complete and the Company’s earnings were released on May 4, 2020, the Company will take advantage of the opportunity afforded by the SEC to extend the filing date for the Report.  The preparation of regulatory reports and related detailed disclosures occurs in conjunction with and following the internal review of financial results.  The Company has also extended the time for filing of Berkshire Bank's quarterly filing of the Call Report, as allowed by recent FDIC guidance.  The disclosure processes for the Company’s quarterly reporting on Form 10-Q are integrated with and subsequent to its process for filing the Call Report, further supporting a delay in the filing of the Report.  Circumstances affecting the timing of the Report include:

•
The Company is participating in the Paycheck Protection Program and has received relatively large numbers of loan applications.  The Company has surged significant management and staff time to respond to this important relief effort in order to support the needs of its communities at this crucial time, which has drawn resources from the normal external financial reporting process.

•
In order to safeguard the safety of staff and customers, the Company has made numerous ad hoc operating adjustments and transferred approximately 86% of the back office staff to work from home arrangements.  This massive shift required considerable internal resources.

•
The passage of the Coronavirus Aid, Relief, and Economic Security (CARES) Act on March 27, 2020 introduced options for the adoption of the new current expected credit losses (CECL) loan loss accounting standard.  The Company required time to assess the implications of this legislation and subsequent accounting guidance.  In addition, the qualitative and environmental factors used in the CECL method of loan loss accounting were heavily impacted by the pandemic and related economic disruption.  As a result, final decisions on the implementation of this standard were delayed.

•
The Company’s earnings release was accompanied by the presentation of additional new disclosures which are important and relevant to the current circumstances, conflicting with the normal priority of developing support for routine disclosures in the Report.

In reliance on the SEC order, the Company plans to file the Report by May 29, 2020, which is within the 45-day extension period allowed by the SEC order.  The Company does not expect that the financial results included in the Report will differ in any material way from the results included in its May 4, 2020 earnings release.

In connection with the COVID-19 pandemic, and as required by the SEC order, the Company is supplementing the risk factors previously disclosed in “Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 28, 2020, with the following risk factor:

The COVID-19 pandemic is adversely affecting, and will likely continue to adversely affect, our business, financial condition, liquidity, and results of operations.

The COVID-19 pandemic has negatively impacted the U.S. and global economy; disrupted U.S. and global supply chains; lowered equity market valuations; created significant volatility and disruption in financial markets; contributed to a decrease in the rates and yields on U.S. Treasury securities; resulted in ratings downgrades, credit deterioration, and defaults in many industries; increased demands on capital and liquidity; and dramatically increased unemployment levels and decreased consumer confidence.  In addition, the pandemic has resulted in temporary closures of many businesses and the institution of social distancing and sheltering in place requirements in many states and communities, including those in our footprint.  The pandemic has caused us, and could continue to cause us, to recognize credit losses in our loan portfolios and increases in our allowance for credit losses.  Some of the risks we face from the pandemic include, but are not limited to: the health and availability of our colleagues, the financial condition of our clients and the demand for our products and services, falling interest rates, recognition of credit losses and increases in the allowance for credit losses, especially if businesses remain closed, unemployment continues to rise and clients and customers draw on their lines of credit or seek additional loans to help finance their businesses, and a significant deterioration of business conditions in our markets.  Furthermore, the pandemic could cause us to recognize impairment of our goodwill and our financial assets.  Sustained adverse effects may also increase our cost of capital, prevent us from satisfying our minimum regulatory capital ratios and other supervisory requirements, or result in downgrades in our credit rating.  The extent to which the COVID-19 pandemic impacts our business, financial condition, liquidity and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic, the continued effectiveness of our business continuity plan, the direct and indirect impact of the pandemic on our customers, colleagues, counterparties and service providers, and actions taken by governmental authorities and other third parties in response to the pandemic.

Governmental authorities have taken significant measures to provide economic assistance to individual households and businesses, stabilize the markets, and support economic growth.  The success of these measures is unknown, and they may not be sufficient to mitigate the negative impact of the pandemic.  Additionally, some measures, such as a deferment of loan payments and the significant reduction in interest rates to near zero, will have a negative impact on our business, financial condition, liquidity, and results of operations.  We also face an increased risk of litigation and governmental and regulatory scrutiny as a result of the effects of the pandemic on market and economic conditions and actions governmental authorities take in response to those conditions.

The length of the pandemic and the effectiveness of the measures being put in place to address it are unknown.  Until the effects of the pandemic subside, we expect continued draws on lines of credit, reduced revenues in our businesses, and increased customer defaults.  Furthermore, the U.S. economy is likely to experience a recession as a result of the pandemic, and it is probable that our business would be materially and adversely affected by such a recession, if prolonged.  To the extent the pandemic adversely affects our business, financial condition, liquidity, or results of operations, it may also have the effect of heightening many of the other risks described in the section entitled “Risk Factors” in our 2019 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” and similar expressions.  There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements.  For a discussion of such factors, please review the Company’s most recent reports on Forms 10-K and 10-Q, as filed with the SEC.  Further, given its ongoing and dynamic nature, it is difficult to predict what effects the COVID-19 pandemic and related economic disruption will have on our business and results of operations.  Accordingly, you should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this Current Report on Form 8-K.  The Company does not undertake any obligation to update forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: May 11, 2020	By:	/s/ Richard M. Marotta
Richard M. Marotta President and Chief Executive Officer